ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Assignment and Assumption”) is made as of May 30, 2014 (the “Effective Date”), by and between Bandolier Energy, LLC, a Delaware limited liability company (the “Assignor” or “Bandolier”), and PO1, LLC, a Delaware limited liability company (the “Assignee”).

WHEREAS, the Assignor owns 100% of the membership interests of Spyglass Energy Group, LLC, a Delaware limited liability company (“Spyglass”); and

WHEREAS, the Assignor desires to transfer to the Assignee 51% of the membership interests of Spyglass Energy Group, LLC (the “PO1 Units”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereby agree as follows:

1. Assignment. The Assignor hereby irrevocably and unconditionally assigns, transfers, and delivers to the Assignee the PO1 Units.

2. Assumption. The Assignee hereby accepts such transfer and assignment of the PO1 Units, and the rights and obligations pertaining thereto.

3. Cancellation. This Assignment and Assumption will be canceled and be of no further force or effect if the Assignee fails to pay to the Assignor, within 180 days of the Effective Date, an amount equal to the aggregate Initial Capital Contributions, as that term is defined in the Amended and Restated Limited Liability Company Agreement of Bandolier, dated as of May 30, 2014 (the “LLC Agreement”), of the Series A Members of Bandolier, set forth in the LLC Agreement.

4. Binding Effect. This Assignment and Assumption will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Except for the parties to this Assignment and Assumption and their respective successors and assigns, no person or entity is or will be entitled to bring any action to enforce any provision of this Assignment and Assumption against any of the parties.

5. Governing Law. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF OR ANY OTHER PRINCIPLE THAT COULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

6. Amendment. This Assignment and Assumption may be amended only by written instrument duly signed by each of the parties to this Assignment and Assumption.

7. Further Assurances. Each party to this Assignment and Assumption hereby agrees, without further consideration, to execute and deliver, or cause to be executed and delivered, such additional documents, instruments, conveyances and assurances and take such further action as may be reasonably necessary or conducive to the full performance of the terms and provisions of this Assignment and Assumption.

8. Counterparts. This Assignment and Assumption may be executed in one or more counterparts and by facsimile signature, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Assignor and the Assignee have duly executed this Assignment and Assumption as of the date first set forth above.

ASSIGNOR:

BANDOLIER ENERGY, LLC

	By:	/s/ Shane Matson
Shane Matson
President

ASSIGNEE:

PO1, LLC

	By:	/s/ Scot Cohen
Scot Cohen
Manager